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                                                                    EXHIBIT 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Evergreen Media Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Evergreen Media Corporation of our report dated March 24, 1997, on our audit of the consolidated financial statements of Trefoil Communications, Inc. and Subsidiaries for the period January 1, 1996 through February 13, 1996, which report appears in the Form 10-K dated March 28, 1997 filed by Chancellor Broadcasting Company.

                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas
July 31, 1997